EXHIBIT 10.31

STRINGER SAUL

DATED 19th June 2007

(1)           PROPHARMA PARTNERS LIMITED

and

(2)           MEDGENICS, INC.

and

(3)           MEDGENICS MEDICAL ISRAEL, LTD.

AGREEMENT

17 Hanover Square London W1S 1HU
Tel: 020 7917 8500 Fax: 020 7917 8555

THIS AGREEMENT is made the 19th day of June 2007

BETWEEN:

(1)
PROPHARMA PARTNERS LIMITED a company incorporated pursuant to the laws of England and Wales and having its registered office at 5th Floor, Hanover Square, London W1S 1HU, United Kingdom (hereinafter referred to as “ProPharma”); and

(2)	MEDGENICS, INC. a company having a place of business at 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182, USA and

MEDGENICS MEDICAL ISRAEL, LTD. a company having a place of business at Hanapach 12 Karmiel, Israel (hereinafter separately or together referred to as “the Company”).

WHEREAS:

A
ProPharma is engaged in the business of providing consultancy services to the pharmaceutical industry in relation to pharmaceutical products and has considerable skill, knowledge and experience in that field.

B	the Company wishes to engage ProPharma to carry out the Service (as defined below) and ProPharma has agreed to carry out the Service for the Company on the terms set forth below

THE PARTIES AGREE as follows:

1	Definitions

1.1	In this agreement the following words and phrases shall have the respective following meanings except where the context requires otherwise:

“Confidential Information”
means any information oral, visual or written that is disclosed, pursuant to this agreement, by the Company or its Affiliates to ProPharma or its Affiliates, employees, contractors or agents including but not limited to such information and data embodied in the Materials, the content of any report prepared, advice given or other work product produced hereunder, any other information generated in the course of provision of the Service and any information relating to The Company or its Affiliates and their products, designs, business operations, marketing plans, customer lists, pricing methods, personnel and organisational data;

“Consultancy Fee”	means that part of the Total Fee which is calculated in accordance with Schedule 2;

“Expenses”	means those travel, subsistence and other out-of-pocket expenses reasonably incurred by ProPharma in the provision of the Service;

“Materials”	means all tangible materials made available by or on behalf of the Company to ProPharma in contemplation of or pursuant to this agreement or in the course of providing the Service;

“Service”	means the advisory and consultancy services to be provided by ProPharma to the Company, full particulars of which are set out in Schedule 1 and the Appendix hereto;

“Total Fee”	means the total consideration for the performance of the Service being the sum of the Consultancy Fee and the reimbursement of the Expenses.

1.2	The headings used are only for convenience and shall not affect interpretation of this agreement.

1.3
The terms of this agreement shall be deemed to include the provisions of the Schedules provided that in all respects the terms and conditions in the body of this agreement shall override any conflicting or amending provision contained in any Schedule or attachment.

1.4	Reference to the singular shall include the plural and to masculine shall include feminine and vice versa.

11	Notices

11.1
Any notice given under or in connection with this agreement by either party to the other shall be in writing and shall be served by sending the same by registered post or recorded delivery or by leaving it at the address of the relevant party specified at the beginning of this agreement or at such other substitute address of which the parties may give notice from time to time in accordance with this clause.

12	Entire Agreement

12.1
This agreement (including the proposal set out in the Appendix hereto) contains the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any prior representation or agreement written or oral. No amendment or waiver of any provision of this agreement or right arising therefrom shall be effective unless made in writing and agreed to in writing by an authorised signatory of each party.

12.2	If any provision of this agreement shall be declared illegal or void it shall be considered severed from this agreement without so far as possible affecting any other provision hereof.

13	Governing Law and Jurisdiction

13.1	This agreement is governed by and shall be construed in all respects with the laws of England and the parties hereby submit to the jurisdiction of the English courts.

IN WITNESS whereof, the parties have executed this agreement the day and year first above written.

Signed by:	/s/ Peter J. Cozens	Signed by:	/s/ Andrew L. Pearlman

Name:	Peter J. Cozens	Name:	Andrew L. Pearlman

Position:	Principal	Position:	CEO
duly authorised for and on behalf		duly authorised for and on behalf
of PROPHARMA PARTNERS		of MEDGENICS, INC. and MEDGENICS
LIMITED		MEDICAL ISRAEL, LTD.